UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

AVEO PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on February 13, 2020

To our Stockholders:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of AVEO Pharmaceuticals, Inc. will be held on Thursday, February 13, 2020 at 10:00 a.m., Eastern Time, at Donnelley Financial Solutions, 20 Custom House St., 7th Floor, Boston, MA 02110. At the special meeting, stockholders will consider and vote on the following matter:

•

To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-5 and not more than 1-for-15, and a proportionate reduction in the number of authorized shares of common stock, such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of our board of directors, or the Reverse Stock Split Proposal.

Stockholders will also act on any other business that may properly come before the special meeting or any adjournment thereof.

Our board of directors unanimously believes that the Reverse Stock Split Proposal is in the best interests of the company and our stockholders. Accordingly, our board of directors recommends a vote FOR the Reverse Stock Split Proposal, as outlined in the accompanying proxy statement.

Stockholders of record at the close of business on January 2, 2020 are entitled to notice of, and to vote at, the special meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, you may submit your proxy to cause your shares to be present and voted at the meeting in one of these three ways:

•	Submit a Proxy Over the Internet, by going to the website of our tabulator at www.proxypush.com/AVEO (have the enclosed proxy card in hand when you access the website);
•	Submit a Proxy by Telephone, by calling the toll-free number 1-866-230-6355 (have the enclosed proxy card in hand when you call); or
•	Submit a Proxy by Mail, by returning the enclosed proxy card (signed and dated) in the envelope provided. If you submitted a proxy by Internet or telephone, you are not required to mail your proxy.

You may also vote in person by attending the special meeting and delivering your completed proxy card in person or by completing a ballot at the meeting. If your shares are held in “street name,” that is, held for your account by a bank, brokerage firm or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We encourage all stockholders to attend the special meeting in person. You may obtain directions to the location of the special meeting on our website at www.aveooncology.com. Stockholders who attend the meeting may vote their stock in person, even if they previously submitted their proxies. Whether or not you plan to attend the special meeting in person, we hope you will take the time to submit a proxy and cause your shares to be present and voted at the special meeting.

By Order of the Board of Directors,

Michael P. Bailey

President and Chief Executive Officer

Cambridge, Massachusetts

[—], 2020

TABLE OF CONTENTS

PROXY STATEMENT	1
IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	2
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	5
PROPOSAL 1—APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK BY A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-15, AND A PROPORTIONATE REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, SUCH RATIO AND THE IMPLEMENTATION AND TIMING OF THE REVERSE STOCK SPLIT TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS	6
Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split	6
Procedure for Implementing the Reverse Stock Split	8
Effect of the Reverse Stock Split on Holders of Outstanding Common Stock	8
Authorized Shares of Common Stock	9
Beneficial Holders of Common Stock	9
Registered “Book-Entry” Holders of Common Stock	9
Exchange of Stock Certificates	9
Fractional Shares	10
Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Warrants	10
Accounting Matters	10
No Appraisal Rights	11
Interest of Certain Persons in Matters to be Acted Upon	11
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	11
OWNERSHIP OF OUR COMMON STOCK	13
OTHER MATTERS	14
STOCKHOLDER PROPOSALS	14
APPENDIX A	A-1

i

AVEO PHARMACEUTICALS, INC.

ONE BROADWAY, 14TH FLOOR

CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

for the Special Meeting of Stockholders to be held on February 13, 2020

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of AVEO Pharmaceuticals, Inc. for use at the special meeting of stockholders to be held on Thursday, February 13, 2020 at 10:00 a.m., Eastern Time, at Donnelley Financial Solutions, 20 Custom House St., 7th Floor, Boston, MA 02110, and at any adjournment thereof. Except where the context otherwise requires, references to “we,” “us,” “our,” “our company”, the “Company” and similar terms refer to AVEO Pharmaceuticals, Inc. and its consolidated subsidiaries.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to the matter set forth in the accompanying Notice of Special Meeting of Stockholders, or Notice. You may revoke your proxy at any time before it is exercised at the meeting by submitting a later dated proxy or by giving our Secretary written notice to that effect.

On or about January [—], 2020, we are mailing to our stockholders of record as of January 2, 2020 the Notice, this Proxy Statement and a proxy card. In addition, we will also provide access to the Notice and the Proxy Statement over the Internet by January [—], 2020. The Notice and this Proxy Statement also contain instructions on how you may submit your vote by mail, over the Internet, by telephone, or in person at the special meeting.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting of Stockholders to be Held on February 13, 2020:

The Notice and this Proxy Statement

are available for viewing, printing and downloading at www.proxydocs.com/AVEO.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Q.Why did I receive these proxy materials?

A.We are providing these proxy materials to you, as a stockholder of record of AVEO Pharmaceuticals, Inc., in connection with the solicitation by our board of directors of proxies to be voted at the special meeting of stockholders to be held at Donnelley Financial Solutions, 20 Custom House St., 7th Floor, Boston, MA 02110 on Thursday, February 13, 2020 at 10:00 a.m., Eastern Time. As a stockholder of record of AVEO Pharmaceuticals, Inc. as of January 2, 2020, you are invited to attend the special meeting and are entitled and requested to vote on the proposal described in this proxy statement.

Q.What is the purpose of the special meeting?

A.At the special meeting, stockholders will consider and vote on the following matter, which we refer to in this proxy statement as the Reverse Stock Split Proposal:

•

To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-5 and not more than 1-for-15, and a proportionate reduction in the number of authorized shares of common stock, such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of our board of directors.

Stockholders will also act on any other business that may properly come before the special meeting or any adjournment thereof.

Q.Who can vote at the special meeting?

A.To be entitled to vote, you must have been a stockholder of record at the close of business on January 2, 2020, the record date for determining our stockholders entitled to vote at the special meeting. There were [—] shares of our common stock outstanding and entitled to vote at the special meeting as of the record date.

Q.How many votes do I have?

A.Each share of our common stock that you own as of the record date will entitle you to one vote on the matter considered at the special meeting.

Q.How do I vote?

A.Submit a Proxy: If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may submit a proxy to cause your shares to be present and voted at the special meeting:

(1)Submit a Proxy Over the Internet: Go to the website of our tabulator at www.proxypush.com/AVEO. Use the vote control number printed on your enclosed proxy card to access your account and submit a proxy to vote your shares. You must specify how you want your shares voted or your Internet proxy cannot be completed and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on February 12, 2020, the day before the special meeting, for your Internet proxy to be valid and your shares to be voted at the special meeting. Your shares will be voted according to your instructions.

(2)Submit a Proxy by Telephone: Call 1-866-230-6355, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You will need to have your enclosed proxy card in hand when you call. You must specify how you want your shares voted and confirm your proxy to vote your shares as instructed at the end of the call or your telephonic proxy cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on February 12, 2020, the day before the special meeting, for your telephonic proxy to be valid and your shares to be voted at the special meeting. Your shares will be voted according to your instructions.

(3)Submit a Proxy by Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903. Mediant Communications must receive the proxy card not later than February 12, 2020, the day before the special meeting, for your mailed proxy to be valid and your shares to be voted at the special meeting. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

Vote in Person at the Meeting: If you attend the special meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm or other nominee, you are deemed to be the beneficial owner of your shares.  The intermediary that actually holds the shares for you is considered the record holder for the purposes of voting at the meeting.  As the beneficial owner, you have the right to instruct that intermediary as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization; such intermediary is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the intermediary that holds your shares. To cause your shares to be voted at the special meeting, you will need to follow the instructions that such intermediary provides you. Many intermediaries solicit voting instructions over the Internet or by telephone.

If your shares are held in “street name,” you may also vote your shares in person at the meeting.  To attend the meeting, you must bring an account statement or letter from your bank, brokerage firm or other nominee showing that you are the beneficial owner of the shares as of the record date. To vote your shares held in street name at the meeting, you will also need to obtain a legal proxy from the holder of record.

Q.Can I change my vote?

A.If your shares are registered directly in your name, you may revoke your proxy at any time before the special meeting. You may also revoke any previously submitted proxy by attending the special meeting and voting in person at the special meeting. To do so, you must do one of the following:

(1)Submit a new proxy over the Internet or by telephone as instructed above. Only your latest Internet or telephone proxy will be voted at the special meeting. You may not revoke your previously submitted proxy over the Internet or by telephone after 11:59 p.m., Eastern Time, on February 12, 2020.

(2)Sign a new proxy and submit it by mail to Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903. Mediant Communications must receive the proxy card no later than February 12, 2020. Only your latest dated proxy will be voted at the special meeting.

(3)Attend the special meeting and vote in person as instructed above. Attending the special meeting alone will not revoke any previously submitted proxy.

(4)Give our corporate secretary written notice before or at the meeting that you want to revoke your previously submitted proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the record holder of your shares as described in the answer to the question “How do I vote?” above.

Q.Will my shares be voted if I do not return my proxy?

A.If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy over the Internet, by telephone or by mail or vote by ballot at the special meeting.

If your shares are held in “street name,” your bank, brokerage firm or other nominee may under certain circumstances vote your shares if you do not return your voting instructions. Banks, brokerage firms or other nominees can vote customers’ shares for which they have not received voting instructions on discretionary matters, but your bank, brokerage firm or other nominee will not be allowed to vote your shares with respect to certain non-discretionary items. If you do not return voting instructions to your bank, brokerage firm or other nominee to vote your shares, your bank, brokerage firm or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.

The Reverse Stock Split Proposal is considered a discretionary matter, and your bank, brokerage firm or other nominee may vote on the Reverse Stock Split Proposal even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your bank, brokerage firm or other nominee. This ensures that your shares will be voted at the special meeting according to your instructions. You should receive directions from your bank, brokerage firm or other nominee about how to submit your voting instructions to them.

Q.How many shares must be represented to hold the special meeting?

A.Our Second Amended and Restated Bylaws require stockholders holding a majority of our shares issued and outstanding as of the record date and entitled to vote at the meeting to be present in person or represented by proxy to hold the special meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares for which a proxy has been submitted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes (or submits a proxy with instructions to vote) to abstain. If a quorum is not present, we expect to adjourn the special meeting until we obtain a quorum.

Q.What vote is required to approve the Reverse Stock Split Proposal and how are votes counted?

A.To approve the Reverse Stock Split Proposal, stockholders holding a majority of the outstanding shares of our common stock entitled to vote thereon must vote FOR the proposal. The Reverse Stock Split Proposal is considered a discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee may vote your shares on the Reverse Stock Split Proposal. If you ABSTAIN from voting on the Reverse Stock Split Proposal, your shares will not be voted FOR or AGAINST the proposal. Because this Reverse Stock Split Proposal requires an affirmative vote of the outstanding shares entitled to vote thereon, votes to ABSTAIN will effectively be counted as votes AGAINST the proposal.

Q.How does the board of directors recommend that I vote on the Reverse Stock Split Proposal?

A.Our board of directors recommends that you vote FOR the Reverse Stock Split Proposal.

Q.Are there other matters to be voted on at the special meeting?

A.We do not know of any matters that may come before the special meeting other than the Reverse Stock Split Proposal. If any other matters are properly presented at the special meeting, the persons named in the enclosed proxy card intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.Where can I find the voting results?

A.We plan to report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of the special meeting.

Q.What are the costs of soliciting these proxies?

A.We will bear the cost of soliciting proxies. We have retained Morrow Sodali LLC to assist us in solicitation of proxies for an aggregate fee of approximately $7,500, plus reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks, brokerage firms or other nominees holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokerage firms and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports to stockholders, and notices of Internet availability of proxy materials. This means that only one copy of such materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to AVEO Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142, Attention: Corporate Secretary, telephone: (617) 588-1960. If you want to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address and phone number.

PROPOSAL 1—APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK BY A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-15, AND A PROPORTIONATE REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, SUCH RATIO AND THE IMPLEMENTATION AND TIMING OF THE REVERSE STOCK SPLIT TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS

We are seeking stockholder approval for a proposal to adopt an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued common stock by a ratio of not less than 1-for-5 and not more than 1-for-15, and a proportionate reduction in the number of authorized shares of common stock, or the Reverse Stock Split, such ratio and the implementation and timing of the Reverse Stock Split to be determined in the discretion of our board of directors.

Approval of the proposal would permit (but not require) our board of directors to effect the Reverse Stock Split at any time on or before December 31, 2020.  If necessary to maintain our listing on The Nasdaq Capital Market (as discussed below), our board of directors intends to effect the Reverse Stock Split on or before February 28, 2020.  Our board of directors may also abandon the Reverse Stock Split, including any proposed ratios for the Reverse Stock Split, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

The form of the amendment to our Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split is set forth on Appendix A.  The exact ratio of the Reverse Stock Split would be determined by the board of directors, and publicly announced, prior to the effective time of the Reverse Stock Split. We believe that enabling our board of directors to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining the ratio of the Reverse Stock Split following the receipt of stockholder approval, our board of directors may consider, among other things, factors such as:

•	the historical trading prices and trading volume of our common stock;
•	the number of shares of our common stock outstanding;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated or actual impact of the Reverse Stock Split on the trading price and trading volume for our common stock;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

Depending on the ratio for the Reverse Stock Split determined by our board of directors, no fewer than every five and no more than every 15 shares of issued common stock will be reclassified into one share of common stock. The Reverse Stock Split would also reduce the number of authorized shares of common stock of the Company by the same ratio. The Reverse Stock Split will not change the par value of the Company’s common stock, or the par value and number of authorized shares of the Company’s preferred stock.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our common stock is currently quoted on The Nasdaq Capital Market under the symbol “AVEO”. The standards of The Nasdaq Capital Market require us to have, among other things, a $1.00 per share minimum bid price in order to maintain our listing. On March 18, 2019, we received a deficiency letter from the Listing Qualifications Department of the Nasdaq Stock Market notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market. We were provided with an initial period of 180 calendar days, or until September 16, 2019, to regain compliance with the minimum bid price requirement. We did not regain compliance with the minimum bid price requirement as of September 16, 2019. On September 17, 2019, we were provided an additional period of 180 calendar days, or until March 16, 2020, to regain compliance with the minimum bid price requirement. If, at any time before March 16, 2020, the bid price for our common stock closes at $1.00 or more for a minimum of ten consecutive trading days, we may be eligible to regain compliance with the minimum bid price requirement. However, under certain circumstances Nasdaq could require that the bid price exceed $1.00 for more than ten consecutive trading days before determining that we comply with Nasdaq’s continued listing standards. If we do not regain compliance with the minimum bid price requirement by March 16, 2020, Nasdaq will provide written notification to us that our common stock will be subject to delisting. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq hearings panel. We expect that our common stock would remain listed pending the panel’s decision. There can be no assurance that, if we do appeal the delisting determination by Nasdaq to the panel, such appeal would be successful.

We may not be able to meet the $1.00 minimum bid price requirement of The Nasdaq Capital Market unless we effect a reverse stock split to increase the per share market price of our common stock. If required in order to maintain compliance with the minimum bid price requirement so as to maintain our listing on The Nasdaq Capital Market, our board of directors intends to effect the Reverse Stock Split no later than February 28, 2020. Even if we regain compliance with the $1.00 minimum bid price requirement without effecting the Reverse Stock Split, our board of directors may determine to effect the Reverse Stock Split prior to December 31, 2020 in order to avoid a future deficiency in the minimum bid price requirement of The Nasdaq Capital Market or if it determines, in its sole discretion, that effecting the Reverse Stock Split is in the best interests of the Company and its stockholders.

In the event we are delisted from Nasdaq, the only established trading market for our common stock would be eliminated and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our shares. Delisting would likely also reduce the visibility, liquidity and value of our common stock, including as a result of reduced institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from Nasdaq and any resulting consequences.

In addition, our board of directors believes that an expected increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our board of directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

The Reverse Stock Split is intended to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect our stock price. There can be no assurance that the Reverse Stock Split, if completed, will result in an increase of our stock price or that our stock price will not decrease in the future. Additionally, we cannot assure you that our stock price after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The Reverse Stock Split will also proportionately reduce the number of shares of common stock that our board of directors is authorized to issue under our certificate of incorporation.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective at the date and time set forth in a certificate of amendment to our Restated Certificate of Incorporation, as amended, that is filed with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our board of directors, in its sole discretion, provided that in no event shall the filing of the certificate of amendment effecting the Reverse Stock Split occur after December 31, 2020. Our board of directors may determine to effect the Reverse Stock Split immediately upon receipt of stockholder approval of this Reverse Stock Split Proposal, or soon thereafter. Moreover, our board of directors intends to effect the Reverse Stock Split no later than February 28, 2020, if then required in order to maintain compliance with the minimum bid price requirement so as to maintain our listing on The Nasdaq Capital Market. In addition, our board of directors reserves the right, notwithstanding stockholder approval of this Reverse Stock Split Proposal and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the certificate of amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split, or, in the event that the amendment is not effective until a later time, such later time, our board of directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before December 31, 2020, our board of directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of every five and a maximum of every 15 shares of issued common stock will be combined into one new share of common stock. Based on 160,819,477 shares of common stock issued and outstanding as of December 6, 2019, immediately following the Reverse Stock Split the Company would have approximately 32,163,895 shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is 1-for-5, and 10,721,298 shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is 1-for-15. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding of between 10,721,298 and 32,163,895 shares.

The actual number of shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the ratio for the Reverse Stock Split that is ultimately determined by our board of directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “—Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.

Authorized Shares of Common Stock

The Reverse Stock Split will also proportionately reduce the number of shares of common stock that our board of directors is authorized to issue under our certificate of incorporation. Except for the shares issuable upon the exercise or conversion of outstanding options and warrants and shares of common stock issuable under our at-the-market sales agreement with SVB Leerink LLC (formerly known as Leerink Partners LLC) dated February 16, 2018, pursuant to which we may offer and sell shares of our common stock from time to time, we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of common stock.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

For purposes of implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a periodic statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split common stock, because the exchange will be automatic.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate(s), or Old Certificate(s), for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of our common stock resulting from the Reverse Stock Split. Stockholders of record upon the effective time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent, Computershare. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Stock Split, the transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry form. Your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will have its records adjusted to reflect that the number of whole shares of post-Reverse Stock Split common stock into which the shares represented by such Old Certificate(s) have been reclassified in connection with the Reverse Stock Split are held in book-entry form in the name of such person.

Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of whole shares of our common stock resulting from the Reverse Stock Split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws and (3) the surrendered Old Certificate(s) are properly endorsed and otherwise in proper form for transfer.

Any stockholder who wants to continue holding certificated shares may request new certificate(s) from our transfer agent.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who would otherwise hold fractional shares of our common stock as a result of the Reverse Stock Split will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such stockholder will be entitled to receive an amount in cash equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the fair value of our common stock at the effective time of the Reverse Stock Split to be determined by the average (after taking into account the ratio at which the Reverse Stock Split is effected) of the high and low trading prices of our common stock on The Nasdaq Capital Market during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Stock Split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Stock Split that are not timely claimed after the effective time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Warrants

Pursuant to the various instruments governing our then outstanding stock option awards and warrants to purchase common stock and any outstanding restricted stock awards, in connection with any Reverse Stock Split, our board of directors will reduce the number of shares of common stock issuable upon the exercise of the stock options and warrants and the number of shares of restricted stock in proportion to the ratio of the Reverse Stock Split and proportionately increase the exercise price of our outstanding stock options and warrants. In connection with such proportionate adjustments, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options, warrants and restricted stock awards will be rounded down to the nearest whole share and the exercise prices will be rounded up to the nearest cent, and no cash payment will be made in respect of such rounding.

Accounting Matters

The amendment to our Restated Certificate of Incorporation, as amended, will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:

•	Financial institutions;
•	Insurance companies;
•	Real estate investment trusts;
•	Regulated investment companies;
•	Grantor trusts;
•	Tax-exempt organizations;

•	Dealers or traders in securities or currencies; or
•

U.S. Holders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of AVEO common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of AVEO common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of AVEO common stock received should include the holding period in the shares of AVEO common stock surrendered. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of AVEO common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Our board of directors recommends a vote “FOR” the approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split described above.

OWNERSHIP OF OUR COMMON STOCK

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of December 6, 2019 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our current directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated in the table or in the footnotes to the table below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 160,819,477 shares of our common stock outstanding as of December 6, 2019. Except as otherwise set forth below, the address of each beneficial owner is c/o AVEO Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Common Stock Underlying Warrants Exercisable Within 60 Days	Common Stock Underlying Options Exercisable Within 60 Days		Total Securities Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of more than 5% of our voting securities
Entities affiliated with New Enterprise Associates(1)	25,243,865		14,710,521	—		39,954,386	22.8%
Directors and Named Executive Officers
Kenneth M. Bate	3,750		—	316,199		319,949	*
Anthony B. Evnin	418,523	(2)	129,533	316,199	(3)	864,255	*
Robert C. Young	18,958	(4)	—	319,449		338,407	*
Gregory T. Mayes	—		—	30,524		30,524	*
Scarlett Spring(5)	—		—	5,549		5,549	*
Michael Bailey	318,848	(6)	51,813	3,371,644		3,742,305	2.3%
Matthew D. Dallas(7)	—		—	445,941		445,941	*
Michael Needle	51,813		51,813	1,069,624		1,173,250	*
Nikhil Mehta(8)	—		—	260,215		260,215	*
Karuna Rubin	—		—	515,576		515,576	*
All current executive officers and directors as a group (8 persons)	811,892		233,159	5,944,764		6,989,815	4.2%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

The shares are directly held by Growth Equity Opportunities Fund IV, LLC, or GEO IV; and indirectly held by New Enterprise Associates 15, L.P., or NEA 15, the sole member of GEO IV; NEA Partners 15, L.P., or NEA Partners 15, the sole general partner of NEA 15; NEA 15 GP, LLC, or NEA 15 GP, the sole general partner of NEA Partners 15, and the individual managers of NEA 15 GP (NEA 15, NEA Partners 15, NEA 15 GP and the individual managers of NEA 15 GP being collectively referred to as the Indirect Reporting Persons). The individual managers of NEA 15 GP are Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Mohamad Makhzoumi, Josh Makower, David M. Mott, Scott D. Sandell and Peter W. Sonsini. Each of the Indirect Reporting Persons disclaims beneficial ownership of the shares held by GEO IV other than those shares which such person owns of record, and except to the extent of its or his pecuniary interest therein. The address of GEO IV is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(2)

Consists of (a) 109 shares of common stock held by Venrock Entrepreneurs Fund Management III, LLC, or VEFM III and (b) 418,414 shares of common stock held directly by Dr. Anthony Evnin.  Dr. Evnin is a partner of VR Management, LLC, an affiliate of VEFM III. Dr. Evnin expressly disclaims beneficial ownership over all shares held by or on behalf of VEFM III, except to the extent of his indirect pecuniary interest therein. The address of VEFM III is c/o Venrock Associates, 530 Fifth Avenue, 22nd Floor, New York, New York 10036.

(3)	Includes 35,000 shares of common stock issuable upon exercise of options held by Dr. Evnin on behalf and for the sole benefit of VR Management, LLC.
(4)	Consists of (a) 17,958 shares of common stock held by Dr. Young, and (b) 1,000 shares of common stock held by Dr. Young’s wife.
(5)	Ms. Spring was appointed to our board of directors effective November 18, 2019.
(6)	Includes 150,000 shares of common stock purchased on the open market on November 21, 2019.
(7)	Mr. Dallas left the Company on September 26, 2019. Mr. Dallas’s outstanding options expire December 26, 2019.
(8)	Dr. Mehta left the Company on October 8, 2019. Dr. Mehta’s outstanding options expire January 8, 2020.

OTHER MATTERS

Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

STOCKHOLDER PROPOSALS

In order to be included in our proxy materials for the 2020 annual meeting of stockholders, stockholders’ proposals must be submitted in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act and received by us at our principal executive offices, One Broadway, 14th Floor, Cambridge, Massachusetts 02142 no later than January 1, 2020, the date that is 120 days prior to the first anniversary of the date of the proxy statement for our 2019 annual meeting of stockholders. However, if the date of the 2020 annual meeting of stockholders is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2020 annual meeting of stockholders. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our corporate secretary at our principal offices not later than March 14, 2020 (90 days prior to the first anniversary of our 2019 annual meeting of stockholders) and not before February 13, 2020 (120 days prior to the first anniversary of our 2019 annual meeting of stockholders). However, if the 2020 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2019 annual meeting of stockholders, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to our board of directors, to be properly presented at the 2020 annual meeting of stockholders.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO SUBMIT A PROXY OVER THE INTERNET, BY TELEPHONE OR BY MAIL AS DESCRIBED IN THE ENCLOSED PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS OF RECORD WHO ATTEND THE SPECIAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SUBMITTED A PROXY PREVIOUSLY.

Appendix A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AVEO PHARMACEUTICALS, INC.

AVEO Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1.     The current name of the Corporation is AVEO Pharmaceuticals, Inc.

2.     The Board of Directors of the Corporation duly adopted resolutions pursuant to Section 242 of the General Corporation Law proposing the amendment set forth in this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation, (as amended, the “Restated Certificate”), declaring the advisability of the amendment set forth in this Certificate of Amendment of the Restated Certificate and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH of the Restated Certificate be amended by replacing the first paragraph thereof with the following:

“FOURTH: Effective at 5:00 p.m., Eastern Time, on  the date of filing of this Certificate of Amendment of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each five (5) to fifteen (15) shares of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of outstanding Common Stock or treasury share, as applicable, automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The exact ratio of the Reverse Stock Split within such five (5) to fifteen (15) range shall be determined by the Board of Directors of the Corporation and publicly announced by the Corporation prior to the Effective Time. The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 par value per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the average (after taking into account the exact ratio of the Reverse Stock Split determined by the Board of Directors of the Corporation) of the high and low trading prices of the Common Stock on The Nasdaq Capital Market during regular trading hours for the five trading days immediately preceding the Effective Time.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.

A-1

The total number of shares of all classes of stock which the Corporation shall have authority to issue is [______]1 shares, consisting of

(i) [__________]2 shares of Common Stock, $0.001 par value per share (“Common Stock”) and

(ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

This Certificate of Amendment of the Restated Certificate has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this      day of             , 2020.

AVEO PHARMACEUTICALS, INC.

By:
Name:
Title:

[1]

This number will be equal to the sum of (x) 5,000,000 shares of Preferred Stock plus (y) a number of shares of Common Stock ascertained by dividing (i) the total number of authorized shares of Common Stock set forth in the Restated Certificate as in effect immediately prior to the Effective Time by (ii) the number (between five (5) and fifteen (15)) that equals the number of shares of Common Stock to be reclassified into one share of Common Stock, as determined by the Board of Directors of the Corporation and publicly announced by the Corporation prior to the Effective Time in accordance with the first paragraph of Article FOURTH.

[2]

This number will be equal to a number of shares of Common Stock ascertained by dividing (i) the total number of authorized shares of Common Stock set forth in the Restated Certificate as in effect immediately prior to the Effective Time by (ii) the number (between five (5) and fifteen (15)) that equals the number of shares of Common Stock to be reclassified into one share of Common Stock, as determined by the Board of Directors of the Corporation and publicly announced by the Corporation prior to the Effective Time in accordance with the first paragraph of Article FOURTH.

A-2

AVEO ONCOLOGY  SPECIAL MEETING OF AVEO PHARMACEUTICALS, INC. Special Meeting of AVEO Pharmaceuticals, Inc.  Date: Thursday, February 13, 2020 to be held on Thursday, February 13, 2020 Time: 10:00 a.m. (Eastern Time)  for Holders as of January 2, 2019  Place: Donnelley Financial Solutions, 20 Custom House Street, 7th Floor, Boston, MA 02110 This proxy is being solicited on behalf of the Board of Directors  Please make your marks like this: ÈUse dark black pencil or pen only  The Board of Directors Recommends a Vote FOR proposal 1.   m INTERNET  TELEPHONE VOTE BY:   Please separate carefully at the perforation and return just this portion in the envelope provided.   Go To Call  www.proxypush.com/AVEO 1-866-230-6355 1. To approve an amendment to our Restated Certificate of  Against Abstain  ‘‘ ‘  For Cast your vote online 24 hours a  Incorporation to effect a reverse stock split of ourcommon stock, by a ratio of not less than 1-for-5 and  not more than 1-for-15, and a proportionate reductionin the number of authorized shares of common stock,such ratio and the implementation and timing of thereverse stock split to be determined in the discretion ofour board of directors.  ‘ To attend the meeting and vote your shares inperson, please mark this box.  Authorized Signatures -This section must be completed for your Instructions to be executed.  Please Sign Here  Please Date Above  Please Sign Here Please Date Above  Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc.,should include title and authority. Corporations should provide full name of  corporation and title of authorized officer signing the proxy.  day/7 days a week.  Have your Proxy Card/Voting  Instructions Form ready. View Meeting Documents.  Use any touch-tone telephone toll-free 24 hours a day/7 OR days a week. Have your Proxy Card/Voting Instruction Form ready.  Follow the simple recorded instructions.  MAIL  OR  Mark, sign and date your Proxy Card/Voting Instruction Form.  Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided.  The undersigned hereby appoints Michael Bailey and Soo-Yeun Lim, and each or either of them, as the true and  lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of AVEO Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful  attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS  GIVEN, SHARES WILL BE VOTED IN THE MANNER RECOMMENDED BY THE BOARD. THE PROXIES WILL  VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE  MEETING AND ANY ADJOURNMENT THEREOF.   PROXY TABULATOR FOR  AVEO Pharmaceuticals, Inc. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

AVEO ONCOLOGY Proxy for Special Meeting of Shareholders to be held on Thursday,February 13, 2020  This proxy is being solicited on behalf of the Board of Directors  Please vote, date and sign this Proxy on the other side and returnit in the enclosed envelope.  The Shareholder signing on the reverse side (the “undersigned”), having received the joint proxy statement/prospectus, hereby appoint(s) Michael Bailey and Soo-Yeun Lim, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Special Meeting of Shareholders of AVEO Pharmaceuticals, Inc. (the “Company”) to be held on Thursday, February 13, 2020, and all adjournments and postponementsthereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personallypresent, in regard to all matters that may properly come before the Meeting.  The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Meeting. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR proposal 1.   Please separate carefully at the perforation and return just this portion in the envelope provided.